Exhibit 99.(a)(9)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley U.S. Government Securities Trust (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Instrument Establishing and Designating Shares of the Trust duly adopted by the Trustees of the Trust on February 25, 2013, as provided in Section 6.9(g) of the Declaration of Trust of the Trust, said Instrument to take effect on February 25, 2013, and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

Dated this 25th day of February, 2013

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	February 25, 2013
To be Effective:	February 25, 2013

TO

MORGAN STANLEY U.S. GOVERNMENT SECURITIES TRUST

DECLARATION OF TRUST

DATED

September 29, 1983

MORGAN STANLEY U.S. GOVERNMENT SECURITIES TRUST

INSTRUMENT ESTABLISHING AND DESIGNATING CLASSES OF SHARES

WHEREAS, Morgan Stanley U.S. Government Securities Trust (the “Trust”) was established by the Declaration of Trust, dated September 29, 1983, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 6.9(g) of the Declaration provides that the establishment and designation of any class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such class, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Class C Shares of the Trust as the Class L Shares, such change to be effective on February 25, 2013;

NOW, THEREFORE, BE IT RESOLVED:

I.  Pursuant to Section 6.9(g) of the Declaration, the Class C Shares of the Trust are hereby redesignated as “Class L Shares,” the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such class being otherwise unchanged.

II.  The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

III.  The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

IV.  This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 25th day of February, 2013.

/s/ Frank L. Bowman	/s/ Michael Bozic
Frank L. Bowman, as Trustee, and not individually	Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Dr. Manuel H. Johnson
Kathleen A. Dennis, as Trustee, and not individually	Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees	888 16th Street, N.W., Suite 740
1177 Avenue of the Americas	Washington, D.C. 20006
New York, NY 10036

/s/ James F. Higgins	/s/ Joseph J. Kearns
James F. Higgins, as Trustee, and not individually	Joseph J. Kearns, as Trustee, and not individually
c/o Morgan Stanley Services Company Inc.	c/o Kearns & Associates LLC
Harborside Financial Center 201 Plaza Two	PMB754, 22631 Pacific Coast Highway
Jersey City, NJ 07311	Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent
Michael F. Klein, as Trustee, and not individually	Michael E. Nugent, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	522 Fifth Avenue
Counsel to the Independent Trustees	New York, NY 10036
1177 Avenue of the Americas
New York, NY 10036

/s/ W. Allen Reed	/s/ Fergus Reid
W. Allen Reed, as Trustee, and not individually	Fergus Reid, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Joe Pietryka, Inc.
Counsel to the Independent Trustees	85 Charles Colman Blvd.
1177 Avenue of the Americas	Pawling, NY 12564
New York, NY 10036